EXHIBIT 11.1


                     Transport Corporation of America, Inc.
                    Computation of Earnings per Common Share
               (In thousands, except share and per share amounts)
                                   (unaudited)

                                                        Three months ended              Nine months ended
                                                           September 30,                  September 30,
                                                   ----------------------------    ----------------------------
                                                       2000            1999            2000            1999
                                                   ------------    ------------    ------------    ------------
Net earnings                                       $      1,647    $      2,644    $      3,824    $      8,682
                                                   ============    ============    ============    ============

Average number of common
    shares outstanding                                7,175,780       7,044,409       7,169,452       6,885,156

Average number of common shares outstanding,
    non-detachable put                                1,155,000       1,200,000       1,155,000       1,200,000
                                                   ------------    ------------    ------------    ------------

Average number of common shares outstanding,
    including non-detachable put                      8,330,780       8,244,409       8,324,452       8,085,156

Dilutive effect of outstanding stock
    options and warrants                                 39,685          41,053          16,117          36,622

Dilutive effect of non-detachable put option          1,510,749         216,451       1,437,305         381,895
                                                   ------------    ------------    ------------    ------------

Average number of common and dilutive potential
    common shares outstanding                         9,881,214       8,501,913       9,777,874       8,503,673
                                                   ============    ============    ============    ============

Basic earnings per share                           $       0.20    $       0.32    $       0.46    $       1.07
                                                   ============    ============    ============    ============

Diluted earnings per share                         $       0.17    $       0.31    $       0.39    $       1.02
                                                   ============    ============    ============    ============